Filed pursuant to Rule 424(b)(5)

Registration No. 333-266000

PROSPECTUS SUPPLEMENT

(To the Prospectus dated July 12, 2022)

2,121,213 Shares of Common Stock

We are offering 2,121,213 shares of our common stock, par value $0.001 per share (“common stock”).

Our common stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “UPXI.” The last sale price of our shares of common stock on May 11, 2023 was $4.34 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Supplement Summary-Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners and Paulson Investment Company, LLC to act as our exclusive placement agents (the “placement agents”) in connection with this offering. A.G.P./Alliance Global Partners is acting as lead placement agent and Paulson Investment Company, LLC is acting as co-placement agent. The placement agents have agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agents the fee set forth in the table below.

	Per Share	Total
Public Offering Price	$3.30	$7,000,003
Placement Agent Fees(1)	$0.264	$560,000
Proceeds, before expenses, to us	$3.036	$6,440,003

(1)

In addition, we have agreed to issue the placement agents or their respective designees warrants (the “placement agent warrants”) to purchase 169,697 shares of common stock, and to reimburse certain expenses of the placement agents in connection with the offering. The placement agent warrants or the shares underlying the placement agent warrants are not being registered pursuant to this offering. See “Plan of Distribution” for additional disclosure regarding placement agents’ compensation.

Delivery of the shares of our common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about May 16, 2023.

Lead Placement Agent

A.G.P.

Co-Placement Agent

PAULSON INVESTMENT COMPANY, LLC

The date of this prospectus supplement is May 11, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell our securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

s-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (Registration No. 333-266000) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $30,000,000. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us, this offering and our securities and other information you should know before investing. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. We are not, and the placement agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agents have not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agents do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “Upexi,” “UPXI,” “we,” “us,” “our,” or “the Company,” and similar terms refer to Upexi, Inc.

S-1

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in this prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement and the other documents or reports incorporated by reference in this prospectus supplement, discuss some of the factors that could contribute to these differences.

In light of these risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-7 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

Upexi is a Nevada corporation with eleven active subsidiaries, including ten wholly owned subsidiaries. The Company’s eleven active subsidiaries are as follows:

•	HAVZ, LLC, d/b/a/ Steam Wholesale, a California limited liability company
•	Upexi Holding, LLC, a Delaware limited liability company

o	Upexi Pet Products, LLC, a Delaware limited liability company

•	VitaMedica, Inc., a Nevada corporation
•	MW Products, Inc., a Nevada corporation
•	Upexi Enterprise, LLC, a Delaware limited liability company

o	Upexi Property & Assets, LLC, a Delaware limited liability company

■	Upexi 17129 Florida, LLC, a Delaware limited liability company

o	E-Core Technology, Inc. a Florida corporation.

•	Interactive Offers, LLC (“Interactive”), a Delaware limited liability company
•	Cygnet Online, LLC (“Cygnet”), a Delaware limited liability company (55% owned)

We operate throughout our locations in the USA with operations in Florida, California, Nevada, and Colorado through our various Brands and entities.

Upexi operates from our corporate location in Clearwater, Florida where direct to consumer and Amazon sales are driven by on-site and remote teams for all brands. The location also supports all the other locations with accounting, corporate oversight, day to day finances and all business growth and management operating from this location.

VitaMedica operates mainly from our California location with product development, fulfillment, and day-to-day operations from that location, primarily focused on our health and beauty products.

Interactive Offers operates from its Florida office with day-to-day operations supported by various off site remote positions, with the majority of the development team operating out of Portugal.

Cygnet Online operates from our South Florida location with a full on-site GMP warehouse and distribution center, day to day operations of our Amazon liquidation business team from this location with support of remote team members.

LuckyTail operates from our Clearwater, Florida location with sales and marketing driven by on-site and remote teams that operate Amazon and direct to consumer sales strategy and daily business operations for our pet products.

E-Core Technology, Inc. operates from offices in Massachusetts, New York, New Jersey, and Florida and uses third-party logistic providers to receive, store and distribute its products.  E-Core Technology, Inc. focuses on name brand consumer electronics and offers several innovative distribution models based on retailer requirements and programs.  In addition, E-Core operates Tytan Tiles a children’s toy brand for popular magnetic tiles and building blocks.

S-3

HAVZ, LLC, d/b/a/ Steam Wholesale operates manufacturing and/or distribution centers in Henderson, Nevada supporting our health and wellness products, including those products manufactured with hemp ingredients and our overall distribution operations. We have continued to manage these operations with a corporate focus on larger opportunities that have warranted management focus and investments for the future.

Recent Developments

On May 8, 2023, the Company announced that the Company’s children’s toy brand, Tytan Tiles (“Tytan”), has signed a licensing agreement with The Walt Disney Company (“Disney”). The agreement covers key Disney brands such as Frozen, The Lion King, Toy Story, Cars, along with many others. Upexi will be developing and launching new products under the foregoing brands pursuant to this agreement. The products will be launched on Amazon, direct to consumers and into Upexi’s big box retail channels with initial launch planned for the 2023 holiday season.

On April 13, 2023, the Company announced the signing of a non-binding Letter of Intent (“LOI”) to acquire all the assets including working capital of a Texas-based wellness and nutrition brand specializing in the growing superfoods category (the “Acquired Company”) with approximately $15 million in trailing twelve month revenue for $2.5 million in a combination of cash, stock and an earn out. Under the terms of the LOI, and pending due diligence, Upexi will acquire 100% of the assets or stock of the Acquired Company, including all tangible and intangible assets, any existing contracts, customer and vendor relationships, trademarks, patents, and leases. The purchase price at closing will be $2.5 million with additional stock consideration to be earned based on adjusted EBITDA performance. Of this, $2 million will be paid in cash and $500,000 will be paid in Upexi stock upon the closing of the transaction, with additional stock consideration to be earned based on specific Adjusted EBITDA performance. The purchase price assumes that the Acquired Company does not hold long-term debt and that it will transfer $1 million of working capital at closing.

On April 12, 2023, the Company announced that the Company has acquired the remaining 45% interest in Cygnet Online LLC (“Cygnet”), an Amazon and eCommerce seller, with 1,200 active SKUs of branded OTC products. Upon closing, the acquisition will result in the Company’s full ownership of Cygnet’s expanding business and secure the Amazon reseller business expansion strategy for the future.

On February 22, 2023, the Company issued promissory notes to two individual accredited investors in the principal amounts of $2,150,000 (“Note A”), and $560,000 (“Note B,” and, together with Note A, the “Notes”).  Note A has a term of 21 months, provides for payment in kind interest and fees, payable on the date of issuance, in the amount of 134,000 shares of the Company’s common stock (the “Note Shares”), and monthly payments of principal commencing December 22, 2023, with a final payment on the maturity date November 22, 2024.  Note B has a term of 21 months, provides for interest at the rate of 10% per annum, with monthly payments of interest for the initial 9 months, and thereafter monthly payments of principal and interest until maturity on November 22, 2024.

On April 18, 2023, the Company announced that it will eliminate its California Third Party Logistics (“3PL”) location, reduce its Nevada presence, and consolidate its Florida operations into a single location in Tampa. The Company is reducing these locations in order to optimize logistics in a central, highly-efficient, lower-cost, company-operated 3PL operation. Upexi estimates that it will achieve annual cost savings of approximately $1 to $1.5 million over the next six months as a result of this consolidation.

Certain Preliminary Financial Results

Our financial statements for the quarter ended March 31, 2023, will not be available until after this offering is completed and consequently will not be available to you prior to investing in our common stock offered in this offering. Based upon preliminary and unaudited estimates and information available to us as of the date of this prospectus supplement, we expect to report that we had approximately $1.2 million of cash as of March 31, 2023. The unaudited, estimated results as of the three months ended March 31, 2023 are preliminary and were prepared by our management, based upon our estimates, a number of assumptions and currently available information. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. This estimate of our cash as of March 31, 2023, is preliminary, has not been audited and is subject to change upon completion of our financial statement closing procedures, and as a result should not be regarded as a representation by us, our management, or the underwriters as to our actual cash, cash equivalents and short-term investments as of March 31, 2023. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of March 31, 2023. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by our auditors. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Corporate Information

We were organized as a corporation in the State of Nevada in September 2018 and we commenced operations in February 2018 as Grove, Inc.  On August 17, 2022, the Company changed its name from Grove, Inc. to Upexi, Inc. to better reflect the evolution of the business from a single focus to the overall product distribution of product brands owned by the Company and other select brands that align with our overall product distribution strategy.

Our principal executive offices are located at 17129 US Hwy 19 N. Clearwater, FL and our telephone number is 701-353-5425. Our website address is www.upexi.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

S-4

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-7 of this prospectus supplement and in our accompanying prospectus and the Annual Report incorporated by reference herein.

S-5

THE OFFERING

Issuer	Upexi, Inc.

Common Stock Offered	2,121,213 shares

Common Stock to Be Outstanding Immediately Following This Offering	20,215,961 shares*

Use of Proceeds

We expect to receive net proceeds of approximately $6,060,003 from this offering after deducting the placement agents’ fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general purposes, including, but not limited to, acquisition of businesses. See the section titled “Use of Proceeds” on page S-9.

Risk Factors

See the sections titled “Risk Factors” commencing on page S-7 of this prospectus supplement and in our accompanying prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our shares of our common stock.

Nasdaq Capital Market Symbol	“UPXI”

* The number of shares of our common stock to be outstanding after this offering is based on 18,094,748 shares of our common stock outstanding as of May 9, 2023, and excludes, as of that date, the following:

•	50,600 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.25 per share;
•	4,993,278 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $3.37 per share;
•	277,778 shares of our common stock issuable upon conversion of the preferred stock; and
•	1,157,651 shares of our common stock issuable upon conversion of the convertible notes.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 10-K filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our common stock could decline and you could lose all or a part of your investment.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price of our common stock in this offering may be higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share. Based on the public offering price of $3.30 per share, our as adjusted net tangible book value as of December 31, 2022 would have been $8,143,211, or $0.40 per share, representing an immediate increase in the net tangible book value per share of $0.28 to existing stockholders and an immediate dilution of $2.90 in net tangible book value per share to investors purchasing common stock in this offering, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and after deducting placement agent fees and estimated offering expenses payable by us. To the extent outstanding stock options and warrants are exercised or outstanding convertible notes are converted, there will be further dilution to new investors.

If we sell additional shares of common stock in future financings, shareholders may experience immediate dilution and, as a result, our share price may decline.

We may from time to time issue additional shares of common stock at a discount from the current market price of our common stock. As a result, our shareholders would experience immediate dilution upon the purchase of any shares of common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue shares of common stock or securities convertible or exercisable into shares of common stock, our shareholders would experience additional dilution and, as a result, our share price may decline.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and general corporate purposes, including for acquisition of businesses. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Risks Relating to our Common Stock

An active trading market for our shares may not be sustained.

Although our shares are listed on Nasdaq, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to conduct new acquisitions by using our shares as consideration.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our shares may not necessarily be a reliable indicator of our fair market value. The price at which our shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We are not currently eligible to file new registration statements on Form S-3 to register the offer and sale of securities, which may adversely affect our ability to raise future capital or complete acquisitions.

To allow us to timely respond to opportunities to raise capital, we may need to file various registration statements and not rely on exemptions from registration. Use of a shelf registration statement on Form S-3, which would be the optimal form of the registration statement under most circumstances, requires, among other things, that an issuer has timely filed all of its reports under the Exchange Act for at least twelve months, subject only to exceptions for certain Form 8-K filings. We had untimely filed a disclosure required under certain parts of Item 9.01 of Form 8-K. As such, our currently effective Form S-3 will automatically become ineffective upon filing of our annual report on Form 10-K for the year ended June 30, 2023, though can remain effective until that date. We will not regain eligibility to file new Form S-3 until at least November 3, 2023 assuming we timely file certain periodic reports required under the Securities Exchange Act of 1934 subsequent to the date hereof and meet other eligibility requirements. There can be no assurance whether we will meet these requirements. While the Company continues to have access to capital markets, our ineligibility to file new Form S-3 means that it may be more difficult for us to effect public offering transactions and our range of available financing alternatives could be narrowed.

S-7

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged A.G.P./Alliance Global Partners and Paulson Investment Company, LLC to act as placement agents in connection with this offering. A.G.P./Alliance Global Partners is acting as lead placement agent and Paulson Investment Company, LLC is acting as co-placement agent. While A.G.P./Alliance Global Partners and Paulson Investment Company, LLC will use their respective reasonable best efforts to arrange for the sale of the securities, they are under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

We do not intend to pay any dividends on our common stock at this time.

We have not paid any cash dividends on our common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

S-8

USE OF PROCEEDS

We expect to receive net proceeds of approximately $6,060,003 from this offering, after deducting the placement agents’ fee and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general purposes, including, but not limited to, the acquisition of companies or businesses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

S-9

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

As of December 31, 2022, our historical net tangible book value was $2,083,208, or $0.12 per share of common stock. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of common stock as of December 31, 2022.

After giving effect to the sale of 2,121,213 shares of common stock at a public offering price of $3.30, and after deducting fees, commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been $8,143,211, or $0.40 per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.28 per share to our existing shareholders and an immediate dilution of $2.90 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

Public offering price per share		$3.30
Net tangible book value per share as of December 31, 2022	$0.12
Increase in net tangible book value per share attributable to new investors in this offering	$0.28
As adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering		$0.40
Dilution per share to new investors in this offering	$-	2.90

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants, which options have a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock to be outstanding after this offering is based on 18,094,748 shares of our common stock outstanding as of May 9, 2023, and excludes, as of that date, the following:

•	50,600 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.25 per share;
•	4,993,278 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $3.37 per share;
•	277,778 shares of our common stock issuable upon conversion of the preferred stock; and
•	1,157,651 shares of our common stock issuable upon conversion of the convertible notes.

S-10

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 2,121,213 shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock – Common Stock” beginning on page 6 of the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “UPXI.” Our transfer agent is VStock Transfer LLC.

S-11

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners and Paulson Investment Company, LLC have agreed to act as our exclusive placement agents in connection with this offering subject to the terms and conditions of the placement agency agreement, dated May 11, 2023. A.G.P./Alliance Global Partners is acting as lead placement agent and Paulson Investment Company, LLC is acting as co-placement agent. The placement agents are not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. We will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agents may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay to A.G.P./Alliance Global Partners and Paulson Investment Company, LLC a cash fee of $560,000, or 8.0% of the aggregate proceeds from the common stock sold in this offering. The following table shows the per share and total cash placement agents’ fees we will pay to the placement agents in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Public Offering Price	$3.30	$7,000,003
Placement Agent Fees	$0.264	$560,000
Proceeds, before expenses, to us	$3.036	$6,440,003

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $380,000, which includes up to $75,000 for accountable expenses related to legal fees of legal counsel to the placement agents, and up to $5,000 for non-accountable expenses of the lead placement agent in connection with this offering.

Placement Agent Warrants

We have also agreed to issue to the Placement Agents the placement agent warrants to purchase up to an aggregate of 169,697 shares of common stock (8% of the aggregate number of shares of common stock sold in this offering). The placement agent warrants will become exercisable 180 days after the date of this prospectus supplement and will have an exercise price of $3.63 per share (representing 110% of the public offering price per share of common stock sold in this offering) and have a term of five years from the date of issuance. The summary of certain terms and provisions of the placement agent warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of which will be filed as an exhibit to our Current Report on Form 8-K to be filed on the date hereof and which will be incorporated by reference herein. The placement agent warrants and the common stock issuable upon the exercise of such warrants are not being registered under the Securities Act and are being issued to placement agents as compensation pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Limitations on Underwriters

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agents acting as principal. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The placement agents do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “UPXI.”

S-12

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

•	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our common stock, in cash or otherwise;

•	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

•	other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that (i) we will not conduct any issuances of our shares of common stock for a period of 90 days following closing of this offering, subject to certain exempt issuances, and that (ii) we will not enter into a variable rate transaction for a period of one year following the closing of this offering.

Other Relationships

The placement agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agents and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agents and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agents or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agents and their respective affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agents and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-13

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Dickinson Wright PLLC, Fort Lauderdale, Florida. Blank Rome LLP, New York, New York, is acting as counsel for the placement agents in connection with this offering.

EXPERTS

The consolidated financial statements of Upexi, Inc. incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://upexi.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC. You should review the information and exhibits in the registration statement and documents incorporated by reference herein and in the accompanying prospectus for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) (i) after the date of the initial filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 28, 2022;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022 and December 31, 2022 filed with the SEC on November 14, 2022 and February 15, 2023, respectively;

•

Current Reports on Form 8-K filed on July 1, 2022, July 14, 2022, July 18, 2022, August 4, 2022, August 12, 2022, August 16, 2022, August 17, 2022, August 31, 2022, October 12, 2022, October 24, 2022, November 1, 2022 (first filing), November 1, 2022 (second filing), November 3, 2022 (first filing), November 3, 2022 (second filing), November 30, 2022 (first filing), November 30, 2022 (second filing), December 2, 2022, February 10, 2023, February 16, 2023, February 21, 2023, February 24, 2023 (first filing), February 23, 2023 (second filing), March 6, 2023, April 10, 2023, April 13, 2023,  April 14, 2023, April 19, 2023, May 9, 2023 (first filing), May 9, 2023 (second filing), May 10, 2023, and May 15, 2023 respectively; and

•	The description of our Capital Stock contained in our Registration Statement on Form S-1 filed on April 15, 2021, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Upexi, Inc.

Attention: Corporate Secretary

17129 US Hwy 19 N.

Clearwater, FL 33760

Telephone: (701) 353-5425

You also may send communications by email to info@upexi.com.

S-14

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

________________________

From time to time, we may issue, in one or more series or classes, up to an aggregate of $30,000,000 of our common stock, preferred stock, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “GRVI.” The last reported sale price of our common stock on The Nasdaq Capital Market on June 30, 2022 was $4.20 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 12, 2022

________________________

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise indicates, we use the terms “Grove,” “company,” “we,” “us,” and “our” in this prospectus to refer to Grove, Inc., a Nevada corporation, and, where appropriate, our subsidiaries.

3

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, without limitation, the evolving and highly competitive markets in which we operate; industry trends in the markets in which we compete, including the demand for and marketability of our products; our ability to raise additional capital to finance our activities; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; the evolution of legal and regulatory developments in the United States and foreign countries impacting the industries in which we operate; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

4

GROVE INC.

We are in the business of developing, producing, marketing and selling raw materials, white label products and end consumer products containing the industrial hemp plant extract, Cannabidiol (“CBD”). We sell to numerous consumer markets including the botanical, beauty care, pet care and functional food sectors. We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. The development of products in this highly regulated industry carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

The Company primarily conducts its business operations through its wholly-owned subsidiaries: Steam Distribution, LLC, a California limited liability company (“Steam Distribution”), One Hit Wonder, Inc., a California corporation (“One Hit Wonder”), Havz, LLC, d/b/a Steam Wholesale, a California limited liability company (“Steam Wholesale”), and One Hit Wonder Holdings, LLC, a California limited liability company (“OHWH”, and collectively known with Steam Distribution, One Hit Wonder, and Steam Wholesale as “HAVZ Consolidated”); SWCH LLC, a Delaware limited liability company (“SWCH”); Trunano Labs, Inc., a Nevada corporation (“Trunano”); Infusionz LLC, a Colorado limited liability company (“Infusionz”); Cresco Management, LLC, a California limited liability company (“Cresco”); Interactive Officers LLC, a Delaware limited liability company (“Interactive”); Grove Acquisition Subsidiary, Inc., d/b/a VitaMedica, a Nevada Corporation; and Cygnet Online, LLC, a Delaware limited liability company, and 55% owned subsidiary (“Cygnet”).

Our principal executive offices are located at 17129 US Hwy 19 N., Clearwater, FL 33760, and our telephone number at that address is (701) 353-5425. Our website is https://groveinc.io. The information contained on, or that can accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes and the acquisition of companies or businesses, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include repayment and refinancing of debt, working capital and capital expenditures. At this point in time, we have not determined the amount of net proceeds to be used specifically for such purposes, have not identified any particular debt to be repaid, and do not have any current plans, arrangements, or intentions concerning specific acquisitions. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Moreover, any future indebtedness that we may incur could preclude us from paying dividends. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

5

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the materials characteristics of our capital stock as set forth in our amended and restated articles of incorporation (“articles of incorporation”) and our bylaws (“bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, and to certain provisions of the Nevada Revised Statutes (“NRS”). We encourage you to review complete copies of our articles of incorporation and our bylaws, the forms of which are filed as exhibits to our most recent Annual Report on Form 10-K filed with the SEC on September 28, 2021 and are incorporated by reference.

Authorized Capital Stock

Our authorized capital stock consists of:

•	110,000,000 shares of common stock, par value $0.001 per share, and

•

10,000,000 shares of preferred stock, par value $0.001 per share; 1,000,000 of which are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 9,000,000 of which shares of preferred stock are undesignated.

Common Stock

As of July 1, 2022, there were 16,806,577 shares of common stock outstanding.

Voting Rights. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Rights and Preferences. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

All outstanding shares of common stock are validly issued, fully paid and nonassessable, and any issued shares of common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock at a par value of $0.001 per share. Our bylaws authorize the Board to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the NRS, to establish from time to time one or more classes of preferred stock or one or more series of preferred stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Series A Preferred Stock

As of July 1, 2022, there were 500,000 shares of Series A Preferred Stock issued and outstanding.

Voting Rights. Holders of Series A Preferred Stock vote together with the common stock as a single class on all matters submitted to a vote of the stockholders and are entitled to ten votes per share of Series A Preferred Stock. As long as any shares of Series A Preferred Stock are outstanding, we may not, without the affirmative vote of at least a majority of the holders of the Series A Preferred Stock: (i) issue any capital stock ranking senior or pari passu to the Series A Preferred Stock; (ii) adversely alter or change the rights, preferences, designations or privileges of the shares of Series A Preferred Stock; or (iii) amend the terms of our articles of incorporation or bylaws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series A Preferred Stock.

Rights and Preferences; Liquidation. Shares of Series A Preferred Stock rank prior to our common stock as to distribution of assets in the event of a consolidation, merger, reorganization or other change control or business combination of the Company, or upon a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred Stock is equal to the stated value of Series A Preferred Stock, which is $0.05 per share.

Convertible. Each 1.8 shares of Series A Preferred Stock are convertible into one fully paid and nonassessable share of common stock.

As of July 1, 2022, no shares of Series A Preferred Stock have been converted to common stock.

6

Anti-Takeover Provisions

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. We are governed by the provisions of NRS 78.378 to 78.3793 because we are incorporated in Nevada. Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Limitations on Liability, Indemnification of Directors and Officers, and Insurance

In accordance with the NRS and pursuant to our bylaws, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We shall advance monies to a director, officer or other individual for costs, charges and expenses actually and reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding.

Indemnification is prohibited unless the individual:

•	Acted honestly and in good faith, on an informed basis and with a view to our best interests;

•	In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Vstock Transfer, LLC.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “GRVI.”

7

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

8

DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements applicable to the units. We urge you to read the applicable prospectus supplement, as well as the complete unit agreements that contain the terms of the units.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities comprising the units will be separately transferable; and

•	any other terms of the units and their securities.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

9

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Dickinson Wright PLLC will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Grove Inc. incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://groveinc.io. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on September 28, 2021;

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, December 31, 2021, and September 30, 2021 filed with the SEC on May 16, 2022, February 14, 2022, and November 15, 2021, respectively;

•	Current Reports on Form 8-K filed on May 17, 2022, May 26, 2022, and July 1, 2022, respectively; and

•	The description of our Capital Stock contained in our Registration Statement on Form S-1 filed on April 15, 2021, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Grove Inc.

Attention: Corporate Secretary

17129 US Hwy 19 N.

Clearwater, FL 33760

Telephone: (701) 353-5425

You also may send communications by email to info@cbd.io.

11

2,121,213 Shares of Common Stock

________________________

PROSPECTUS SUPPLEMENT

________________________

Lead Placement Agent

A.G.P.

Co-Placement Agent

PAULSON INVESTMENT COMPANY, LLC

May 11, 2023

12